EXHIBIT 4.38
                                                                    ------------


                            SECOND AMENDING AGREEMENT

THIS AGREEMENT is made as of July 30, 2002

BETWEEN:

         NEXEN INC., a corporation subsisting under the laws of Canada, (hereinafter referred to as the "Borrower"),

                                                              OF THE FIRST PART,

                                     - and -

         THE FINANCIAL INSTITUTIONS SET FORTH ON THE SIGNATURE PAGES HEREOF UNDER THE HEADING "LENDERS:" (hereinafter sometimes collectively referred to as the "Lenders" and sometimes individually referred to as a "Lender"),

                                                             OF THE SECOND PART,

                                     - and -

         THE TORONTO-DOMINION BANK, a Canadian chartered bank, as agent of the Lenders (hereinafter referred to as the "Agent"),

                                                              OF THE THIRD PART.

         WHEREAS the parties hereto entered into the Restated Credit Agreement;

         AND WHEREAS the parties hereto have agreed to amend and supplement certain provisions of the Restated Credit Agreement as hereinafter set forth;

         NOW THEREFORE THIS AGREEMENT WITNESSES that in consideration of the covenants and agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby conclusively acknowledged by each of the parties hereto, the parties hereto covenant and agree as follows:

1.       INTERPRETATION

1.1. In this Agreement and the recitals hereto, unless something in the subject matter or context is inconsistent therewith:

"AGREEMENT" means this agreement, as amended, modified, supplemented or restated from time to time.

"RESTATED CREDIT AGREEMENT" means the restated credit agreement made as of April 14, 1997 and amended and restated as of October 16, 2000 between the Borrower, as borrower, the Lenders and the Agent, as amended to the date hereof.


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                                       2

1.2. Capitalized terms used herein without express definition shall have the same meanings herein as are ascribed thereto in the Restated Credit Agreement.

1.3. The division of this Agreement into Sections and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of this Agreement. The terms "this Agreement", "hereof", "hereunder" and similar expressions refer to this Agreement and not to any particular Section or other portion hereof and include any agreements supplemental hereto.

1.4. This Agreement shall be governed by and construed in accordance with the laws of the Province of Alberta and the federal laws of Canada applicable therein.

2.       AMENDMENTS AND SUPPLEMENTS

2.1. The existing definition of "Maturity Date" in Section 1.1 of the Restated Credit Agreement is hereby deleted in its entirety and replaced with the following new definition:

         ""MATURITY DATE" means, in respect of the Obligations outstanding to a given Lender, the date which is the fourth anniversary of the Extension Date applicable to such Lender.".

2.2.     The Extension Date is hereby extended to July 29, 2003 pursuant to
Section 2.17 of the Restated Credit Agreement with respect to each Lender.

3.       REPRESENTATIONS AND WARRANTIES

         The Borrower hereby represents and warrants as follows to each Lender and the Agent and acknowledges and confirms that each Lender and the Agent is relying upon such representations and warranties:

         (a)      CAPACITY, POWER AND AUTHORITY

                  (i) It is duly incorporated and is validly subsisting under the laws of its jurisdiction of incorporation or creation and has all the requisite corporate capacity, power and authority to carry on its business as presently conducted and to own its property; and

                  (ii) It has the requisite corporate capacity, power and authority to execute and deliver this Agreement.

         (b)      AUTHORIZATION; ENFORCEABILITY

                  It has taken or caused to be taken all necessary action to authorize, and has duly executed and delivered, this Agreement, and this Agreement is a legal, valid and


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                                       3

                  binding obligation of it, enforceable against it in accordance with its terms, subject to applicable bankruptcy, reorganization, winding up, insolvency, moratorium or other laws of general application affecting the enforcement of creditors' rights generally and to the equitable and statutory powers of the courts having jurisdiction with respect thereto.

         The representations and warranties set out in this Agreement shall survive the execution and delivery of this Agreement and the making of each Drawdown, notwithstanding any investigations or examinations which may be made by the Agent, the Lenders or Lenders' Counsel. Such representations and warranties shall survive until the Restated Credit Agreement has been terminated.

4.       CONFIRMATION OF CREDIT AGREEMENT AND OTHER DOCUMENTS

         The Restated Credit Agreement and the other Documents and all covenants, terms and provisions thereof, except as expressly amended and supplemented by this Agreement, shall be and continue to be in full force and effect and the Restated Credit Agreement as amended and supplemented by this Agreement and each of the other Documents is hereby ratified and confirmed and shall from and after the date hereof continue in full force and effect, in the case of the Restated Credit Agreement, as herein amended and supplemented, with such amendments and supplements being effective as of the date hereof.

5.       FURTHER ASSURANCES

         The parties hereto shall from time to time do all such further acts and things and execute and deliver all such documents as are required in order to effect the full intent of and fully perform and carry out the terms of this Agreement.



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                                       4

6.       COUNTERPARTS

         This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which taken together shall be deemed to constitute one and the same instrument, and it shall not be necessary in making proof of this Agreement to produce or account for more than one such counterpart.


         IN WITNESS WHEREOF the parties hereto have executed this Agreement.

                                       NEXEN INC.


                                       By:   /s/ Marvin F. Romanow
                                            -----------------------------------
                                            Name:   Marvin F. Romanow
                                            Title:


                                       By:   /s/ Kevin Reinhart
                                            -----------------------------------
                                            Name:   Kevin Reinhart
                                            Title:  Treasurer


                                       LENDERS:

                                       THE TORONTO-DOMINION BANK


                                       By:   /s/ Loretta Palandri
                                            -----------------------------------
                                            Name:   Loretta Palandri
                                            Title:  Vice President -
                                                    Corporate Credit


                                       By:   /s/ Kevin Kynoch
                                            -----------------------------------
                                            Name:   Kevin Kynoch
                                            Title:  Associate - Corporate Credit


                                       ROYAL BANK OF CANADA


                                       By:   /s/ S.G. Tibbatts
                                            -----------------------------------
                                            Name:   S.G. Tibbatts
                                            Title:  Senior Manager


                                       By:   /s/
                                            -----------------------------------
                                            Name:
                                            Title:


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                                       5


                                       DEUTSCHE BANK AG, CANADA BRANCH


                                       By:   /s/ Robert A. Johnston
                                            -----------------------------------
                                            Name:   Robert A. Johnston
                                            Title:  Vice President


                                       By:   /s/ Maria Gorzen
                                            -----------------------------------
                                            Name:   Maria Gorzen
                                            Title:  Vice President


                                       EXPORT DEVELOPMENT CANADA


                                       By:   /s/ Vito Di Turi
                                            -----------------------------------
                                            Name:   Vito Di Turi
                                            Title:  Loan Portfolio Manager


                                       By:   /s/ Bruce Millar
                                            -----------------------------------
                                            Name:   Bruce Millar
                                            Title:  Loan Asset Manager


                                       BANK OF AMERICA, N.A.,
                                            by its Canada Branch


                                       By:   /s/ Nelson Lam
                                            -----------------------------------
                                            Name:   Nelson Lam
                                            Title:  Vice President


                                       By:  /s/
                                            -----------------------------------
                                            Name:
                                            Title:


                                       CANADIAN IMPERIAL BANK OF COMMERCE


                                       By:   /s/ Chris A. Perks
                                            -----------------------------------
                                            Name:   Chris A. Perks
                                            Title:  Executive Director


                                       By:   /s/ Joelle Chatwin
                                            -----------------------------------
                                            Name:   Joelle Chatwin
                                            Title:  Director


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                                       6


                                       THE BANK OF NOVA SCOTIA


                                       By:   /s/ Dan W. Lindquist
                                            -----------------------------------
                                            Name:   Dan W. Lindquist
                                            Title:  Director


                                       By:   /s/ Rob W. Wasylyniuk
                                            -----------------------------------
                                            Name:   Rob W. Wasylyniuk
                                            Title:  Associate


                                       CITIBANK CANADA


                                       By:   /s/ K. Clinton Gerst
                                            -----------------------------------
                                            Name:   K. Clinton Gerst
                                            Title:  Managing Director


                                       By:  /s/
                                            -----------------------------------
                                            Name:
                                            Title:


                                       HSBC BANK CANADA


                                       By:   /s/ Nigel Richardson
                                            -----------------------------------
                                            Name:   Nigel Richardson
                                            Title:  Head of Corporate &
                                                    Institutional Banking,
                                                    Western Region


                                       By:  /s/
                                            -----------------------------------
                                            Name:
                                            Title:


                                       BANK OF TOKYO-MITSUBISHI (CANADA)


                                       By:   /s/ T. Kodama
                                            -----------------------------------
                                            Name:   T. Kodama
                                            Title:  Executive Vice President &
                                                    General Manager


                                       By:  /s/
                                            -----------------------------------
                                            Name:
                                            Title:


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                                       7


                                       AGENT:

                                       THE TORONTO-DOMINION BANK, in
                                       its capacity as Agent


                                       By:  /s/ Michael A. Freeman
                                            -----------------------------------
                                            Name:   Michael A. Freeman
                                            Title:  Vice President, Loan
                                                    Syndications - Agency